                                                                    EXHIBIT 21.1

                   SCHEDULE OF SUBSIDIARIES OF W.H. BRADY CO.

                                                                                             Percentage
                                                                                             of Voting
                                                            State (Country)                  Securities
Name of Company                                             of Incorporation                 Owned
---------------                                             ----------------                 ----------
W. H. Brady Co.                                             Wisconsin                        Parent

Brady Financial Co.                                         Delaware                         100%
Tricor Direct Inc.-                                         Delaware                         100%
  Doing business As
         Seton
         Seton Name Plate Company
         D&G Sign and Label Co.
Worldmark of Wisconsin Inc.                                 Delaware                         100%
Brady International Sales, Inc.                             U.S. Virgin Islands              100%
Brady International Co.                                     Wisconsin                        100%
Brady Precision Tape Co.                                    Wisconsin                        100%
Brady Service Co.                                           Wisconsin                        100%
Brady USA, Inc.                                             Wisconsin                        100%

W.H. Brady, Pty. Ltd.                                       Australia                        100%
Seton Australia Pty. Ltd.                                   Australia                        100%
W.H. Brady, N.V.                                            Belgium                          100%
W.H. Brady Identification Solutions, Inc.                   Canada                           100%
W.H. Brady, Ltd.                                            England                          100%
Seton, Ltd.                                                 England                          100%
W.H. Brady, S.A.R.L.                                        France                           100%
Seton S.A.                                                  France                           100%
W.H. Brady, GmbH                                            Germany                          100%
Seton, GmbH                                                 Germany                          100%
Seton Italia SRL                                            Italy                            100%
Nippon Brady K.K.                                           Japan                            100%
W.H. Brady, Pte. Ltd.                                       Singapore                        100%
Brady AB                                                    Sweden                           100%
NYBYGGAREN 29:782 AB                                        Sweden                           100%







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